UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2025

OVID THERAPEUTICS INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, 14th Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 646-661-7661
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02.Results of Operations and Financial Condition.
On August 13, 2025, Ovid Therapeutics Inc. (the “Company”) issued a press release announcing business updates and second quarter 2025 financial results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information provided in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed on a Current Report on Form 8-K filed by the Company on February 13, 2025, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) on February 10, 2025 notifying the Company that the average closing bid price of the Company’s shares of common stock was below the minimum closing bid price of $1.00 per share during the last 31 consecutive trading days, as required for continued listing on the Nasdaq under Rule 5450(a)(1) of the Nasdaq’s Listing Rules. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until August 11, 2025, to regain compliance with the minimum bid price requirement. As of the date of this Current Report on Form 8-K, the Company’s common stock has not regained compliance with the minimum bid price requirement.
However, the Company was notified by the Staff in a letter dated August 12, 2025, that the Company’s application to transfer to the Nasdaq Capital Market was approved and the Company is eligible for an additional 180 calendar day period, or until February 9, 2026 (the “Second Compliance Date”), to regain compliance with the minimum bid price requirement. At the opening of business on August 14, 2025, the Company’s common stock will be transferred to the Nasdaq Capital Market, which operates in substantially the same manner as the Nasdaq Global Select Market, where it continues to trade under the symbol “OVID.”
The Company intends to monitor the closing bid price for its securities and explore available options to regain compliance within the proscribed time period, including by effecting a reverse stock split, if necessary.
In the event the Company fails to regain compliance before the Second Compliance Date, the Company will receive a written notification from Nasdaq that is common stock is subject to delisting. If the Company were to receive such a notification, the Company could appeal Nasdaq’s determination to delist its common stock to a Nasdaq Hearings Panel (the “Panel”). There can be no assurance that any such appeal would be successful or that the Company would be able to evidence compliance with the terms of any extension that may be granted by the Panel. Furthermore, there can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq Listing Rules.
Item 9.01.Financial Statements and Exhibits.
(d) Exhibit

Exhibit No.	Description

99.1	Press Release, dated August 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.

By:	/s/ Jeffrey Rona
Jeffrey Rona
Chief Business and Financial Officer (Principal Financial and Accounting Officer)
Dated: August 13, 2025